                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Werner Holding Co.
(PA), Inc. dated February 10, 1998, in the Registration Statement (Form S-4 No. 333- ) and related Prospectus of Werner Holding Co. (DE), Inc. for the registration of $135,000,000 in Senior Subordinated Notes due 2007.

                                          /s/ Ernst & Young LLP

                                          --------------------------------------
                                          Ernst & Young LLP

Cleveland, Ohio
February 19, 1998